Exhibit 10.12
IRWIN FINANCIAL CORPORATION
2001 STOCK PLAN
RESTRICTED STOCK UNIT AGREEMENT
(No Performance Criteria)
1.	Grant of Restricted Stock Unit Award. Irwin Financial Corporation, an Indiana corporation (the “Company”) hereby grants to _________ the number of Restricted Stock Units set forth in the Notice of Restricted Stock Unit Award subject to the terms, definitions and provisions of the Company’s 2001 Stock Plan (the “Plan”), the terms of which are incorporated herein by reference. Pursuant to Section 4 of the Plan, all determinations and interpretations with respect to the Plan or this Agreement shall be made by the Committee. Except to the extent expressly provided herein, capitalized terms used in this Agreement shall have the same meaning ascribed thereto in the Plan.
2.	Award. Pursuant to Section 10 of the Plan, Participant is hereby granted an Award of Restricted Stock Units described on the Notice of Restricted Stock Unit Award attached hereto.
3.	Restrictions; Restricted Period. The Restricted Stock Units covered by the Award shall be subject to the restrictions set forth in Section 10 of the Plan, which include, but are not limited to, prohibitions on the sale, transfer, assignment, pledge or encumbrance of the Restricted Stock Units, prior to the vesting date(s) set forth on the Notice of Restricted Stock Unit Award attached hereto (the period ending on the vesting date for a Restricted Stock Unit is hereinafter referred to as the “Restricted Period”).
4.	Termination of Employment or Service.
     (a) Termination of Employment Due to Death or Disability. In the event a Participant’s employment or service as a director is terminated by reason of death or disability, the Restricted Period on all outstanding shares of Restricted Stock Units shall terminate and the Restricted Stock Units shall vest in full and shall be paid to Participant pursuant to the Plan.
     (b) Termination of Employment due to Reasons other than Death or Disability. In the event that a Participant’s employment or service as a director is terminated for any reason other than death or disability, the Participant will forfeit any Restricted Stock Units that are not yet vested and shall have no further rights to the Restricted Stock Units or any amounts or payments attributable thereto.
5.	Change in Control. Upon Change in Control, the Restricted Period on all outstanding Restricted Stock Units shall terminate and the Restricted Stock Units shall vest in full and shall be paid to the Participant pursuant to the Plan.

6.	Withholding Tax Obligations.
     (a) General Withholding Obligations. As a condition of the receipt of payment with respect to Restricted Stock Units, Participant shall make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such receipt. The Company shall not be required to make any payment under the Plan until such obligations are satisfied. Participant understands that, upon receipt of the payment, he or she will recognize income for tax purposes in an amount equal to the payment. If Participant is an employee, the Company will be required to withhold from Participant’s compensation, or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Participant shall satisfy his or her tax withholding obligation by one or some combination of the following methods: (i) by cash or check payment, (ii) out of Participant’s current compensation, (iii) if payment is made in stock and if permitted by the Company, in its discretion, by surrendering to the Company shares which (A) in the case of shares previously acquired from the Company, have been owned by Participant for more than six months on the date of surrender, and (B) have a Fair Market Value determined as of the applicable Tax Date (as defined in section (c) below) on the date of surrender equal to the amount required to be withheld, or (iv) by electing to have the Company withhold from the payment an amount equal to the amount required to be withheld.
     (b) Stock Withholding to Satisfy Withholding Tax Obligations. In the event the Company allows Participant to satisfy his or her tax withholding obligations as provided in section (a)(iii) above, such satisfaction must comply with the requirements of this section (b) and all applicable laws. All elections by Participant to have shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Company and shall be subject to the following restrictions:
(i)	the election must be made on or prior to the applicable Tax Date (as defined in section (c) below);

(ii)	once made, the election shall be irrevocable as to the particular shares to which the election is made; and

(iii)	all elections shall be subject to the consent or disapproval of the Committee.
     (c) Definitions. For purposes of this Section 6, the Fair Market Value of the stock to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the applicable laws (the “Tax Date”).
7.	Beneficiary. The Participant may name, from time to time, any beneficiary or beneficiaries to whom the Restricted Stock Units shall be paid in case of death.

     Each designation shall be on a form prescribed for such purpose by the Committee and shall be effective only as set forth therein.
8.	Tax Consequences. The tax laws and regulations governing the personal income tax impact of this Award and the receipt and disposition of the Restricted Stock Units hereunder are complex and subject to change. Participant should promptly consult his or her personal tax advisor upon receipt of this Award.
9.	Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.
[signature page follows]

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

IRWIN FINANCIAL CORPORATION
By:
Name:
Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSE OF RESTRICTIONS PURSUANT TO THE AWARD HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT OR SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.
     Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award.

Dated:
TO BE A VALID ACCEPTANCE BY PARTICIPANT, THIS AGREEMENT MUST BE SIGNED AND DATED BY PARTICIPANT, AND RETURNED TO THE COMPANY WITHIN 30 DAYS OF THE RESTRICTED STOCK UNIT GRANT.

IRWIN FINANCIAL CORPORATION
2001 STOCK PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
     Pursuant to the terms of the attached Restricted Stock Unit Agreement and the Amended and Restated Irwin Financial Corporation 2001 Stock Plan, you have been awarded Restricted Stock Units (the “Award”) by Irwin Financial Corporation (the “Company”) as follows:

Date of Award:

Total Number of Restricted Stock Units Granted:

Restricted Period:	On each of the first, second, and third anniversaries of the Date of Award restrictions shall lapse on one-third of the Restricted Stock Units subject to this Award.